Exhibit 16.1

March 24, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by C&J Energy Services Ltd. (formerly known as Nabors Red Lion Limited), (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of C&J Energy Services Ltd. dated March 24, 2015. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Houston, Texas